EXHIBIT 10.1

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

WELLS FARGO SECURITIES, LLC,

as Administrative Agent

SERIES 2012-VF2

INDENTURE SUPPLEMENT

Dated as of December 26, 2012

to

SECOND AMENDED AND RESTATED INDENTURE

Dated as of September 13, 2012

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2012-VF2

- i -

THIS SERIES 2012-VF2 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of December 26, 2012, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and as Servicer under the Designated Servicing Agreements from and after the related MSR Transfer Dates (as defined below), OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer under the Designated Servicing Agreements prior to the related MSR Transfer Dates, and WELLS FARGO SECURITIES, LLC, a Delaware limited liability company, as Administrative Agent. This Indenture Supplement relates to and is executed pursuant to that certain Second Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) as further supplemented hereby, dated as of September 13, 2012, among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agent, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Notes, the Series 2012-VF2 Notes (the “Series 2012-VF2 Notes”). The parties are entering this Indenture Supplement to document the terms of the issuance of the Series 2012-VF2 Notes. The Series 2012-VF2 Notes are issued in four (4) Classes of Variable Funding Notes (Class A-VF2, Class B-VF2 Class C-VF2, and Class D-VF2), with the Initial Note Balances, Maximum VFN Principal Balance, Stated Maturity Date, Revolving Period, Note Interest Rates, Expected Repayment Date and other terms as specified in this Indenture Supplement, to be known as the Advance Receivables Backed Notes, Series 2012-VF2, secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Holders of the Series 2012-VF2 Notes and all other Series of Notes issued under the Indenture as described therein. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 1. Creation of Series 2012-VF2 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2012-VF2 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust 2012-VF2 Advance Receivables Backed Notes, Series 2012-VF2 Variable Funding Notes.” The Series 2012-VF2 Notes shall not be subordinated to any other Notes. The Series 2012-VF2 Notes are issued in four (4) Classes of Variable Funding Notes.

Section 2. Defined Terms.

With respect to the Series 2012-VF2 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Adjusted Tangible Equity” means, as of any date of determination, the excess of (i) total assets (net of goodwill and intangible assets), but including MSRs, over (ii) total liabilities on such date, calculated in accordance with GAAP; provided, that the Administrative Agent shall have the right to perform valuations of the MSRs on a quarterly basis or more frequently as reasonably requested by the Administrative Agent, using a nationally recognized third party appraiser with expertise evaluating MSRs approved by both the Administrative Agent and HLSS, at HLSS’s expense, and any such valuations shall be the MSR value for purposes of determining “Adjusted Tangible Equity”.

“Adjusted Tangible Equity Requirement” means, a requirement that HLSS hold Adjusted Tangible Equity equal to the greater of (1) $25,000,000 and (2) the sum of (a) 0.25% of the aggregate unpaid principal balance of all mortgage loans as to which HLSS holds the rights to service or the rights to the MSRs, together with the obligation to fund related servicer advances, plus (b) 5.00% of the aggregate amount of all servicer advances made by HLSS that remain unreimbursed.

“Administrative Agent” means, for so long as the Series 2012-VF2 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Wells Fargo Securities, LLC, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture and any other Transaction Document (other than the related Indenture Supplement), and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays Bank PLC, Wells Fargo Securities, LLC, Credit Suisse AG, New York Branch and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates” means, for any date of determination with respect to each Receivable and any Class of Series 2012-VF2 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to any MSR Transfer Date) or the related Subservicer’s (on and after any MSR Transfer Date) sub-prime servicer rating is reduced below “Average” by S&P or any other Rating Agency the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, further, that the Advance Rates applicable to the Receivables related to any Class of Notes shall each be reduced by the Advance Rate Reduction Factor for such Class of Notes when the related Weighted Average Foreclosure Timeline exceeds fifteen (15) months; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type / Class of Notes	Class A-VF2 Variable Funding Notes	Class B-VF2 Variable Funding Notes	Class C-VF2 Variable Funding Notes	Class D-VF2 Variable Funding Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	89.00%	92.00%	93.25%	94.75%
P&I Advances (other than Servicing Fee Advances) in Judicial States	79.00%	86.00%	89.25%	92.50%
Servicing Fee Advances in Non-Judicial States	77.00%	82.00%	85.25%	88.50%
Servicing Fee Advances in Judicial States	44.50%	63.25%	72.50%	82.00%
Escrow Advances in Non-Judicial States	87.75%	90.50%	92.25%	93.75%
Escrow Advances in Judicial States	67.75%	78.50%	83.50%	88.50%
Corporate Advances in Non-Judicial States	83.75%	87.75%	90.00%	92.75%
Corporate Advances in Judicial States	72.25%	80.00%	84.50%	89.00%

“Advance Rate Reduction Factor” means, for any Class of Series 2012-VF2 Notes, the product of (i) the quotient of the Note Interest Rate for such Class divided by 12, and(ii) the number of months by which the Weighted Average Foreclosure Timeline exceeds fifteen (15) months.

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2012-VF2 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)	Class A-VF2 Variable Funding Notes: AAA(sf);

(ii)	Class B-VF2 Variable Funding Notes: AA(sf);

(iii)	Class C-VF2 Variable Funding Notes: A(sf); and

(iv)	Class D-VF2 Variable Funding Notes: BBB (sf).

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Rate on such date plus 0.50% per annum.

“Class A-VF2 Variable Funding Notes” means, the Variable Funding Notes, Class A-VF2 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class B-VF2 Variable Funding Notes” means, the Variable Funding Notes, Class B-VF2 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class C-VF2 Variable Funding Notes” means, the Variable Funding Notes, Class C-VF2 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Class D-VF2 Variable Funding Notes” means, the Variable Funding Notes, Class D-VF2 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Coefficient” means, for each Class of Series 2012-VF2 Notes, 0.08%.

“Constant” means, for each Class of Series 2012-VF2 Notes, 1.00%.

“Corporate Trust Office” means, with respect to the Series 2012-VF2 Notes, the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC12S8.

“Default Rate” means, for any Class of Notes, the sum (expressed as a percentage) of the Note Interest Rate (determined without regard to the second proviso in the definition of “Note Interest Rate”) for such Class and 3.00%.

“Eurodollar Disruption Event” means any of the following: (i) a good faith determination by any Holder of the Series 2012-VF2 Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Holder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Holder of the Series 2012-VF2 Notes that the interest rates offered on deposits of United States dollars to such Holder in the London interbank market does not accurately reflect the cost to such Holder of purchasing, funding or maintaining any portion of the Note Balances of such Notes during any Interest Accrual Period, or (iii) the inability of any Holder of the Series 2012-VF2 Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

“Exempted MBS Trust” means each of the RAAC 2006-SP3 MBS Trust, RAAC 2006-SP MBS Trust, RAAC 2007-SP3 MBS Trust, RAMP 2005-RP3 MBS Trust and STALT 2006-1F MBS Trust.

“Expected Repayment Date” means, for the Series 2012-VF2 Notes, August 30, 2013.

“Expense Rate” means, as of any date of determination, with respect to the Series 2012-VF2 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the Series Allocation Percentage for such Series multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to payments to the Holders of the Series 2012-VF2 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2012-VF2 Notes at the close of business on such date.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

“Increased Costs Limit” means, for each Holder of Series 2012-VF2 Note, such Holder’s pro rata percentage (based on the Note Balance of such Holder’s Series 2012-VF2 Notes) of 0.10% of the average aggregate Note Balance for all Classes of Series 2012-VF2 Notes Outstanding for any twelve-month period.

“Index” means, for any Class of the Series 2012-VF2 Notes, One-Month LIBOR.

“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, or, on the Issuance Date in the case of the Series 2012-VF2 Notes, as follows:

(i)	Class A-VF2 Variable Funding Notes: $609,895,409.38;

(ii)	Class B-VF2 Variable Funding Notes: $56,334,259.26;

(iii)	Class C-VF2 Variable Funding Notes: $27,451,807.99; and

(iv)	Class D-VF2 Variable Funding Notes: $27,717,386.30.

For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2012-VF2 Notes.

“Interest Accrual Period” means, for the Series 2012-VF2 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the related Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2012-VF2 Notes on any Payment Date shall be determined based on the actual number of days in the Interest Accrual Period.

“Interest Day Count Convention” means the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means December 26, 2012.

“LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“LIBOR Determination Date” means, for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“Liquidity Requirement” means the requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, beginning November 30, 2012, in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance less than $10,000,000, or (ii) contain fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Low Threshold Servicing Agreements to exceed 2.00% of the total Receivable Balances of all Receivables included in the Facility.

“Margin” means, for each Class of Series 2012-VF2 Notes, a per annum rate set forth below:

(i)	Class A-VF2 Variable Funding Notes: 1.95%;

(ii)	Class B-VF2 Variable Funding Notes: 2.60%;

(iii)	Class C-VF2 Variable Funding Notes: 4.57%; and

(iv)	Class D-VF2 Variable Funding Notes: 5.50%.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.

“Maximum VFN Principal Balance” means: (i) on any date of determination on or prior to April 26, 2013, (A) for the Class A-VF2 Variable Funding Notes, $671,000,000, (B) for the Class B-VF2 Variable Funding Notes, $65,000,000, (C) for the Class C-VF2 Variable Funding Notes, $32,000,000, and (D) for the Class D-VF2 Variable Funding Notes, $32,000,000; (ii) for any date of determination following April 26, 2013, (A) for the Class A-VF2 Variable Funding Notes, $167,750,000, (B) for the Class B-VF2 Variable Funding Notes, $16,250,000, (C) for the Class C-VF2 Variable Funding Notes, $8,000,000, and (D) for the Class D-VF2 Variable Funding Notes, $8,000,000; or (iii) in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and the Administrative Agent.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) contain at least 50 but less than 125 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Middle Threshold Servicing Agreements to exceed 8.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“Mortgage Loan” means a mortgage loan transferred and assigned to an Underlying Trustee and serviced for such Underlying Trustee pursuant to a Servicing Agreement.

“MSRs” means mortgage servicing rights and rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“No-RAC Servicing Agreements” shall have the meaning set forth in Section 11(b).

“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of Notes, a per annum rate equal to the sum of the Index plus the applicable Margin; provided; that, if for any Interest Accrual Period, a Eurodollar Disruption Event shall have occurred, the Note Interest Rate shall be the Base Rate plus the applicable Margin. For the avoidance of doubt, the “Note Interest Rate” for the Series 2012-VF2 Notes is subject to the definition of “Note Interest Rate” in the Base Indenture.

“Note Rating Agency” means, for the Series 2012-VF2 Notes, S&P.

“One-Month LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Redemption Percentage” means, for the Series 2012-VF2 Notes, 10%.

“Reference Banks” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Holder (or, for purposes of Section 8(3), by any lending office of such Holder or by such Holder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Reserve Interest Rate” has the meaning assigned to such term in Section 7 of this Indenture Supplement.

“Senior Margin”: means, with respect to each Class of Series 2012-VF2 Notes, a per annum rate set forth below:

(i)	Class A-VF2 Variable Funding Notes: 1.20%;

(ii)	Class B-VF2 Variable Funding Notes: 1.85%;

(iii)	Class C-VF2 Variable Funding Notes: 3.82%; and

(iv)	Class D-VF2 Variable Funding Notes: 4.75%;

provided, that, with respect to each Class of Series 2012-VF2 Notes, the issuance of Term Notes following the related Issuance Date and each Interest Accrual Period thereafter, the “Senior Margin” for such Class shall be the applicable percentage agreed to by the Receivables Seller, the Issuer and the Administrative Agent upon the related issuance date of such Term Notes.

“Senior Rate” means, for each Class of Series 2012-VF2 Notes, (a) One-Month LIBOR plus (b) the Senior Margin for such Class.

“Senior Secured Term Loan Facility Agreement” means the Senior Secured Term Loan Facility Agreement, dated as of September 1, 2011, among OFC, as borrower, certain subsidiaries of OFC, as subsidiary guarantors, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and as collateral agent, as amended, supplemented, restated, or otherwise modified from time to time.

“Series Fees” means, for the Series 2012-VF2 Notes and any Payment Date, the sum of (i) the VF2 Facility Fee and (ii) the aggregate unreimbursed fees and expenses of the Administrative Agent. For the avoidance of doubt, there shall be no Series Fee Limit with respect to the Series 2012-VF2 Notes.

“Series 2012-VF2 Note Balance” means the aggregate Note Balance of the Series 2012-VF2 Notes.

“Series Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the General Reserve Account applicable to the Series 2012-VF2 Notes, an amount equal to: (i) on any Payment Date or Interim Payment Date prior to the end of the related Revolving Period, four (4) months’ interest calculated on the Note Balance of each Class of Series 2012-VF2 Notes as of such Payment Date or Interim Payment Date, as the case may be; and (ii) as of any Payment Date or Interim Payment Date following the last day of the related Revolving Period, the greater of (A) two month’s interest calculated on the Note Balance of each Class of Series 2012-VF2 Notes immediately preceding the last day of the related Revolving Period, and (B) four (4) months’ interest calculated on the Note Balance as of the close of business on such Payment Date or Interim Payment Date, as the case may be. For the avoidance of doubt, reference to “Series Reserve Account” shall mean the General Reserve Account with respect to the Series 2012-VF2 Notes and “Series Reserve Required Amount” shall mean the General Reserve Required Amount with respect to the Series 2012-VF2 Notes.

“Stated Maturity Date” means, for each Class of the Series 2012-VF2 Notes, thirty (30) years following the end of the related Revolving Period.

“Stressed Interest Rate” means, for any Class of Series 2012-VF2 Notes as of any date, the sum of (x) the per annum index on the basis of which such Class’s interest rate is determined for the current Interest Accrual Period, and (y) such Class’s Constant and (z) the product of (I) such Class’s Coefficient and (II) Stressed Time, plus (ii) the weighted average per annum margin of all outstanding Classes of Series 2012-VF2 Notes that is added to the index to determine the interest rates for such Class.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for the Series 2012-VF2 Notes, Class A-VF2 Variable Funding Notes: 21%, Class B-VF2 Variable Funding Notes: 25%, Class C-VF2 Variable Funding Notes: 29%, and Class D-VF2 Variable Funding Notes: 35%.

“Subordinated Interest Amount” means, notwithstanding the definition thereof in the Base Indenture, with respect to each Class of Series 2012-VF2 Notes and any Interest Accrual Period, the sum of (i) the positive difference, if any, between the amount of interest accrued in such Interest Accrual Period on the related Note Balance at the related Note Interest Rate on such Class and the related Senior Interest Amount and (ii) for any date of determination following March 15, 2013, the product of (A) the positive difference, if any, between the average daily related VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of such VFN Principal Balances on each day during the related Interest Accrual Period) and the related Maximum VFN Principal Balance, (B) 0.25% and (C) the related Interest Day Count Convention.

“Target Amortization Amounts” means, for each Class of Series 2012-VF2 Notes, 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period, payable on the First Payment Date after the beginning of the Target Amortization Period.

“Target Amortization Event” for the Series 2012-VF2 Notes, means the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Series 2012-VF2 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two (2) preceding Payment Dates is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(iii) the Monthly Reimbursement Rate is less than 8.00%;

(iv) the rating assigned to any Class of Series 2012-VF2 Notes is reduced below the Applicable Rating assigned to such Class of Series 2012-VF2 Notes;

(v) as of the close of business on the last Business Day of any calendar month, beginning in December 2012, the Servicer or HLSS (or the Subservicer on and after any MSR Transfer Date) shall have failed to satisfy the Liquidity Requirement;

(vi) as of the close of business on the last Business Day of any calendar month, beginning in December 2012, HLSS shall have failed to satisfy the Adjusted Tangible Equity Requirement;

(vii) as of any Payment Date, the average net income of Home Loan Servicing Solutions, Ltd., determined in accordance with GAAP, for any two consecutive fiscal quarters shall be less than $1.00; or

(viii) a “Target Amortization Period” shall have occurred with respect to any Class of Variable Funding Notes or Draw Notes of any other Series.

“Target Amortization Period” means, for any Class of Series 2012-VF2 Notes, as applicable, the period that begins upon the occurrence of an applicable Target Amortization Event and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the VF2 Note Purchase Agreement and the VF2 Fee Letter, each as amended, supplemented, restated, or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class within the Series 2012-VF2 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one twelfth (1/12) of the Stressed Interest Rate for such Class, as of such date plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“Underlying Trust” means a trust or trust estate in which the Mortgage Loans being serviced by the Servicer pursuant to a Designated Servicing Agreement, are held in a securitization transaction by the related Underlying Trustee or held in whole loan form by an owner thereof.

“Underlying Trustee” means a trustee or indenture trustee for an Underlying Trust.

“Undrawn Fee Rate” means, with respect to each Class of Series 2012-VF2 Notes and for each Interest Accrual Period, 0.75% per annum.

“UPB Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such day, and (B) the aggregate of the Receivable Balances of Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate of the unpaid principal balances of the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“VF2 Facility Fee” means an amount (as set forth in the VF2 Fee Letter), payable on each Payment Date during the Revolving Period, equal to the product of (i) the average daily Maximum VFN Principal Balance in effect during the related Interest Accrual Period with respect to the Series 2012-VF2 Notes, (ii) 0.50% and (iii) 1/12, commencing on the Payment Date in January 2013; provided, that, if the Revolving Period ends with respect to the Series 2012-VF2 Notes prior to the related Expected Repayment Date, on such date an amount equal to the “VF2 Facility Fee Remainder” (as such term is defined in the VF2 Fee Side Letter).

“VF2 Fee Letter” means that certain Fee Letter Agreement, dated as of December 26, 2012, among the Administrative Agent, the sole lead arranger to such agreement, the Administrator, the Servicer, Wells Fargo Bank, N.A., as Purchaser, and the Issuer.

“VF2 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 26, 2012, by and among the Issuer, Wells Fargo Securities, LLC, as the Administrative Agent, and Wells Fargo Bank, N.A., as the Purchaser.

“Weighted Average Foreclosure Timeline” means, as of any Determination Date, calculated as of the end of the preceding calendar month, the six-month rolling average of the number of months (calculated consistently with then current Fannie Mae state foreclosure timeline guidance) elapsed from the initiation of foreclosure through the foreclosure sale of each Mortgage Loan serviced under the Designated Servicing Agreements (with each Mortgage Loan weighted equally).

Section 3. Forms of Series 2012-VF2 Notes; Transfer Restrictions.

(a) The form of the Rule 144A Definitive Note and of the Regulation S Definitive Notes that may be used to evidence the Series 2012-VF2 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are in the form attached to the Base Indenture as Exhibits A-2 and A-4, respectively.

(b) In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2012-VF2 Notes, the Holder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor following receipt of the written consent of the related Administrative Agent; provided, however, that this Section 3(b) does not apply to the transfer of a participation interest in a Series 2012-VF2 Note or the transfer of all or a portion of a Series 2012-VF2 Note that does not include the Commitment of the Purchaser under the VF2 Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.

Section 4. Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2012-VF2 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related UPB Ratio to exceed 20%;

(iii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 20%;

(iv) is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;

(v) is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;

(vii) on any date of determination following February 15, 2013, unless the related Designated Servicing Agreement shall satisfy clause (iii) and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture, is a Receivable attributable to an Exempted MBS Trust. For the avoidance of doubt, until the Business Day immediately following February 15, 2013, the Designated Servicing Agreements related to the Exempted MBS Trusts shall be Facility Eligible Servicing Agreements notwithstanding the failure to satisfy clause (iii) and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture; provided, that, the parties hereto are not, pursuant to this Section 4(vii) and with respect to the Designated Servicing Agreements related to the Exempted MBS Trusts, waiving any failure to satisfy any other provision of the definition of “Facility Eligible Servicing Agreement”; and

(viii) until the Administrative Agent shall have provided its written consent (in its sole and absolute discretion), and notwithstanding satisfaction of clause (xi) and (xii) of the definition of “Facility Eligible Receivable” and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture, is a Servicing Fee Advance Receivable. For the avoidance of doubt, for so long as the Administrative Agent determines that the Servicing Fee Advance Receivables related to any Designated Servicing Agreement cannot be afforded a positive Collateral Value, such Designated Servicing Agreement shall not be considered a Servicing Fee Advance Designated Servicing Agreement in respect of the Series 2012-VF2 Notes.

Section 5. General Reserve Accounts.

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Class A-VF2 Variable Funding Notes, the Class B-VF2 Variable Funding Notes, the Class C-VF2 Variable Funding Notes and the Class D-VF2 Variable Funding Notes, which shall be an Eligible Account, for the benefit of the Class A-VF2 Variable Funding Noteholders, the Class B-VF2 Variable Funding Noteholders, the Class C-VF2 Variable Funding Noteholders and the Class D-VF2 Variable Funding Noteholders.

Section 6. Payments; Note Balance Increases; Early Maturity.

(a) The Paying Agent shall make payments of interest in respect of the Series 2012-VF2 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture and any payments of interest, Cumulative Interest Shortfall Amounts, or Fees or Increased Costs allocated to the Series 2012-VF2 Notes shall be paid first to the Class A-VF2 Variable Funding Notes, thereafter, to the Class B-VF2 Variable Funding Notes, thereafter, to the Class C-VF2 Variable Funding Notes and, thereafter, to the Class D-VF2 Variable Funding Notes. The Paying Agent shall make payments of principal on the Series 2012-VF2 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2012-VF2 Notes). The Note Balance of each Class of the Series 2012-VF2 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance. In addition, the parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

(b) In accordance with the terms and provisions of Section 4.5(a)(1)(ii) and Section 4.5(a)(2)(iii)(A) of the Base Indenture, the Paying Agent shall allocate amounts related to all Series Fees for the Series 2012-VF2 Notes in the following order of priority: (i) first, to pay the applicable portion of the VF2 Facility Fee to Wells Fargo Bank, N.A.; and (ii) second, pro rata, to pay all other fees and expenses related to the Series 2012-VF2 Notes.

(c) Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause the retirement of any of the Series 2012-VF2 Notes at any time using proceeds of issuance of new Notes.

The Series 2012-VF2 Notes are also subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.

Upon the issuance of Term Notes following the related Issuance Date and any redemption of the Series 2012-VF2 Notes and/or Series 2012-VF3 Notes, the proceeds of such issuance of Term Notes shall be allocated among the Series 2012-VF2 Notes and the Series 2012-VF3 Notes in amounts in accordance with the terms and provisions of the Base Indenture or as otherwise agreed to between Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch, each in their capacity as Administrative Agent.

(d) Any payments of principal allocated to the Series 2012-VF2 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-VF2 Variable Funding Notes, until their Note Balance has been reduced to zero, second, to the Class B-VF2 Variable Funding Notes until their Note Balance has been reduced to zero, third, to the Class C-VF2 Variable Funding Notes, until their Note Balance has been reduced to zero, and fourth, to the Class D-VF2 Variable Funding Notes, until their Note Balance has been reduced to zero.

(e) The Administrative Agent and the Holder of 100% of the Outstanding Notes further confirm that that the Series 2012-VF2 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Wells Fargo Bank, N.A.,” and the Administrative Agent and the Holder of 100% of the Outstanding Notes hereby direct the Indenture Trustee to issue the Series 2012-VF2 Notes in the name of “Wells Fargo Bank, N.A.”

Section 7. Determination of Note Interest Rate and LIBOR.

(a) At least one (1) Business Day prior to each Determination Date, the Administrator shall calculate the Note Interest Rate for the related Interest Accrual Period (using One Month LIBOR as determined by the Administrative Agent in accordance with Section 7(b) below) and the Interest Payment Amount for the Series 2012-VF2 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, the Administrative Agent will determine the arithmetic mean of the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the Series 2012-VF2 Notes on the basis of the Reference Banks’ offered LIBOR quotations provided to the Calculation Agent as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, “Reference Banks” means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page for the LIBOR Determination Date in question and (iii) which have been designated as such by the Calculation Agent (after consultation with the Administrative Agent) and are able and willing to provide such quotations to the Calculation Agent for each LIBOR Determination Date. “Bloomberg Screen US0001M Index Page” means the display designated as page US0001M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Administrative Agent may, in its sole discretion, designate an alternative Reference Bank.

If, for any LIBOR Determination Date, two (2) or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next succeeding Interest Accrual Period for the Series 2012-VF2 Notes will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

If, for any LIBOR Determination Date, only one (1) or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Interest Accrual Period for the Series 2012-VF2 Notes will be the higher of (x) One-Month LIBOR as determined for the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The “Reserve Interest Rate” on any date of determination will be the rate per annum that the Administrative Agent determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Administrative Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two (2) leading banks in the London Interbank market or (B) in the event that the Administrative Agent is unable to determine such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks so selected by the Administrative Agent are quoting on such LIBOR Determination Date to leading European banks.

If, on any LIBOR Determination Date, the Administrative Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined for the previous LIBOR Determination Date.

Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Series 2012-VF2 Notes for two (2) consecutive LIBOR Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Series 2012-VF2 Notes would be based on One-Month LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Administrative Agent shall select an alternative index (over which the Administrative Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party, and this alternative index shall constitute One-Month LIBOR for all purposes under this Indenture Supplement in that event.

(c) The establishment of One-Month LIBOR by the Administrative Agent and the Administrator’s subsequent calculation of the Note Interest Rate on the Series 2012-VF2 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 8. Increased Costs.

If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Holder of a Series 2012-VF2 Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(1) shall subject such Holder to any tax of any kind whatsoever with respect to its Series 2012-VF2 Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Holder as a result of any present or former connection between such Holder and the United States, other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement) or change the basis of taxation of payments to such Holder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Holder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3) shall have the effect of reducing the rate of return on such Holder’s capital or on the capital of such Holder’s holding company, if any, as a consequence of this Indenture Supplement, the VF2 Note Purchase Agreement or the Series 2012-VF2 Notes to a level below that which such Holder or such Holder’s holding company could have achieved but for such Requirement of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Holder’s policies and the policies of such Holder’s holding company with respect to capital adequacy); or

(4) shall impose on such Holder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, the VF2 Note Purchase Agreement or the Series 2012-VF2 Notes or any participation therein; or

(5) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of continuing to hold its Series 2012-VF2, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Holder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Holder or any Person controlling such Holder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Holder’s or such controlling Person’s capital as a consequence of its obligations as a Holder of a Variable Funding Note to a level below that which such Holder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Holder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, in any such case, such Holder shall invoice the Administrator for such additional amount or amounts as calculated by such Holder in good faith as will compensate such Holder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Holder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Cost Limit shall be payable to such Holder in accordance with Section 4.5(a)(1)(viii) or Section 4.5(a)(2)(vi) of the Base Indenture, as applicable.

Increased Costs payable under this Section 8 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.

Section 9. Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2012-VF2 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 20%;

(iv) the UPB Ratio for each Designated Servicing Agreement, and whether the UPB Ratio for such Designated Servicing Agreement exceeds 20%;

(v) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) the Weighted Average Liquidation Timeline with respect to each Designated Servicing Agreement as of the end of the most recently ended calendar month;

(viii) the Weighted Average Foreclosure Timeline as of the Determination Date for the most recently ended calendar month;

(ix)(A) a list of each Target Amortization Event for the Series 2012-VF2 Notes and presenting a “yes” or “no” answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date; and (B) whether any Target Amortization Amount that has become due and payable has been paid.

(x) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;

(xi) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three (3) preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three (3)), and the arithmetic average of the three;

(xii) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xiii) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date; and

(xiv) the Trigger Advance Rate for each Class of Series 2012-VF2 Notes.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (1) the Adjusted Tangible Equity, (2) the occurrence of any of the events described in clauses (ii), (v), (vi) and (vii) of the definition of “Target Amortization Event,” (3) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement,” and (4) that all Series 2012-VF2 Notes meet the criteria set forth in the last proviso of the definition of “Note Interest Rate.”

Section 10. Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Holders of the Series 2012-VF2 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(a) thereof, have been satisfied.

Section 11. Representation and Warranties.

(a) The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

(b) On any MSR Transfer Date, HLSS shall deliver to the Indenture Trustee an MSR Transfer Notice signed by OLS and HLSS; provided, however, that the parties hereto acknowledge and agree that with respect to each Designated Servicing Agreement related to the No-RAC MBS Trusts (the “No-RAC Servicing Agreements”), the Servicer currently acts as primary servicer of each such No-RAC Servicing Agreement, notwithstanding that the Servicer may not have received all of the rating agency confirmation letters specified that are required under such No-RAC Servicing Agreements to effect a definitive transfer to the Servicer of the related servicing rights and role of primary servicer. Notwithstanding anything to the contrary herein or in the other Transaction Documents (i) it is intended that Receivables related to the No-RAC Servicing Agreements be eligible for financing under this Indenture Supplement and the other Transaction Documents notwithstanding the failure of the related transfer conditions set forth above to be satisfied, (ii) the No-RAC Servicing Agreements shall not fail to be Facility Eligible Servicing Agreements solely as a result of the failure of such transfer conditions to be satisfied, (iii) Receivables related to the No-RAC Servicing Agreements shall not fail to be Facility Eligible Receivables solely as a result of the failure of such transfer conditions to be satisfied and (iv) the failure of such transfer conditions to be satisfied shall not be deemed to constitute, cause or otherwise give rise to a breach, default, Event of Default, Facility Early Amortization Event, Target Amortization Event, Servicer Termination Event or similar event under this Indenture Supplement, the Base Indenture or the other Transaction Documents, in each case so long as the Servicer has not received a notice of termination with respect to any such No-RAC Servicing Agreement from any Person entitled to deliver such notice under such No-RAC Servicing Agreement.

Section 12. Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency to and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or (iii) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of 66 2/3% of the Series 2012-VF2 Notes (including 100% of the Class A-VF2 Variable Funding Notes), supplement, amend or revise any term or provision of this Indenture Supplement.

Section 13. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15. Limited Recourse.

(a) Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or other voluntary transfer of servicing under any Designated Servicing Agreement (not including any transfer resulting from the succession of another Person to the business of the Servicer) or removal of the Seller as Servicer with respect to any of the No-RAC Servicing Agreements (set forth on Schedule 1) by the related Underlying Trustee on account of a failure to satisfy any condition to transfer of servicing requiring rating agency confirmation with respect thereto, the Servicer shall cause the Subservicer to collect reimbursement of all outstanding Advances under such Designated Servicing Agreement prior to transferring the servicing under such Designated Servicing Agreement.

(b) Other than as expressly provided in this Indenture Supplement, the Series 2012-VF2 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2012-VF2 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2012-VF2 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2012-VF2 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2012-VF2 Notes or this Indenture Supplement.

(c) It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2012-VF2 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2012-VF2 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16. Notice

Any communication provided for or permitted hereunder or otherwise pursuant to the Base Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: in the case of Wells Fargo Securities, LLC, 301 South College Street, MAC D1053 082, Charlotte, North Carolina 28288, Attention: Goetz Rokahr, facsimile number: 704-383-3556; in the case of Wells Fargo Bank, N.A., 301 South College Street, MAC D1053 082, Charlotte, North Carolina 28288, Attention: Goetz Rokahr, facsimile number: 704-383-3556; or, as to any other Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing. The parties hereto agree that, with respect to any communication delivered under any Transaction Document to the Receivables Seller, the Administrator, the Depositor, the Issuer, any Administrative Agent (as defined under clause (ii) of the definition hereof) or any Holder of a Series 2012-VF2 Note, a copy of such communication shall be delivered to the Administrative Agent as well.

Section 17. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Wells Fargo Securities, LLC, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2012-VF2 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer		DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:		By:
	Name:		Name:
	Title:		Title:

By:
Name:
Title:

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)		OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:		By:
	Name:		Name:
	Title:		Title:

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By:
Name:
Title:

[Signature Page to Indenture Supplement ☐ HLSS Series 2012-VF2 Notes]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent, solely in connection with the final paragraph of Section 6(c)

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Indenture Supplement ☐ HLSS Series 2012-VF2 Notes]

Schedule 1

No-RAC Servicing Agreements

Investor No.	Investor Name
3436	C-BASS 2006-CB7
3038	CMLTI 2007-AMC3
3099	Fremont 2006-2
3162	GSAMP 2007-H1
3164	GSAMP 2007-HE2

[Signature Page to Indenture Supplement ☐ HLSS Series 2012-VF2 Notes]